Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Susan O’Farrell, CFO & Treasurer         Investor Relations:
BlueLinx Holdings Inc.                           Caroline Lowden, Director Finance
(770) 953-7525                                           (770) 953-7522

FOR IMMEDIATE RELEASE

BlueLinx Announces $20 Million Liquidity Extension

ATLANTA – August 14, 2014 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, announced today it entered into an amendment to its U.S. revolving credit agreement with a syndicate of banks led by Wells Fargo Bank, N.A. The amendment extends the $20 million loan component of the U.S. revolving credit facility through a maturity date of June 2015.

“This extension of the existing loan demonstrates our strong relationship with our banking partners and their confidence in BlueLinx,” said Mitch Lewis, President and Chief Executive Officer. “This step continues to enhance our liquidity position and provides a solid foundation to continue to improve our financial performance and grow our business into the future.”

Further details concerning the amendment are contained in the Company's Current Report on Form 8-K, which has been filed with the Securities and Exchange Commission.

About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 1,800 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its current network of 49 distribution centers.  BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry and our guidance regarding anticipated financial results.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; the ability to achieve greater operating efficiencies as a result of the restructuring; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 4, 2014, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.